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                                                                     EXHIBIT 3.9

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
[LOGO]   Industry Canada    Industrie Canada                    FORM 9                     FORMULE 9
                                                        ARTICLES OF AMALGAMATION       STATUTS DE FUSION
         Canada Business    Loi canadienne sur les           (SECTION 185)               (ARTICLE 185)
         Corporations Act   societes par actions
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1--Name of the Amalgamated Corporation                          Denomination sociale de la societe issue de la fusion
   NORTH AMERICAN CONSTRUCTION GROUP INC.

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2--The province or territory in Canada where the                La province cue le territoire au Canada ou se situera le siege
   registered office is to be situated -                        social

   Alberta

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3--The classes and any maximum number of shares that the        Categories et tout nombre maximal d'actions que la societe est
   corporation is authorized to issue -                         autorisee a emettre

   The corporation is authorized to issue an unlimited number of common shares.

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4--Restrictions, if any, on share transfers                     Restrictions sur le transfert des actions, s'il y a lieu

   No share or shares of the corporation shall at any time be transferred to any person without either (a) the consent of the directors to be signified by a resolution passed by the board or by an instrument or instruments in writing signed by a majority of the directors, or (b) the consent of the shareholders of the corporation to be signified by a resolution passed by the shareholders or by an instrument or instruments in writing signed by the holders of the shares of the corporation representing a majority of the votes attributable to all of the issued and outstanding shares of the corporation.

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5--Number (or minimum and maximum number) of directors          Nombre (ou nombre minimal et maximal) d'administrateurs

   A minimum of 1 and a maximum of 20

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6--Restrictions, if any, on business the corporation may        Limites imposees a l'activite commerciale de la societe, s'il y
   carry on                                                     a lieu

   None

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7--Other provisions, if any                                     Autres dispositions, s'il y a lieu

   The annexed Schedule "A" is incorporated in this form.

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8--The amalgamation has been approved pursuant to that          La fusion a ete approuvee en accord avec l'article ou le paragraphe
   section or subsection of the Act which is indicated          de la Loi indique ci-apres.
   as follows:

                                                  [_] 183   [X] 184(1)   [_] 184(2)
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9--Name of the amalgamating corporations              Corporation No.          Signature          Date                Title
   Denomination sociale des societes fusionnantes     No de la societe                        D - J/M/Y-A             Titre
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NACQ ACQUISITION INC.                                    615087-0           /s/ Illegible      26/11/03          Director

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NORTH AMERICAN CONSTRUCTION                              237696-2           /s/ Illegible      26/11/03          Director
GROUP INC.

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FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTERE SEULEMENT
Corporation number - Numero de la societe                                       Filed - Deposee

                           420598-7
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SoftDocs(R) 4.1 Wordprocessor Interface CBCA Form 9 02/2003
SoftDocs is a registered trade mark of StyleUs Corporation, Toronto Canada      Document prepared by Borden Ladner Gervais LLP,
                                                                                Lawyers . Patent & Trade-Mark Agents,
                                                                                Toronto, Canada
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                               SCHEDULE "A"

7.   Other provisions:

     The number of shareholders of the corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

     Subject to the provisions of the Canada Business Corporations Act, the corporation shall have a lien on the shares registered in the name of a shareholder or such shareholder's legal representative for a debt of that shareholder to the corporation.

     The board of directors may from time to time on behalf of the corporation, without authorization of the shareholders:

          (1)  borrow money on the credit of the corporation;

          (2) issue, reissue, sell, pledge or hypothecate bonds, debentures, notes or other evidences of indebtedness or guarantee of the corporation, whether secured or unsecured;

          (3) give a guarantee on behalf of the corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

          (4) mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or any guarantees or any other present or future indebtedness, liability or obligation of the corporation.

     The board of directors may from time to time delegate to such one or more of the directors and officers of the corporation as may be designated by the board all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine at the time of such delegation.

     The board of directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholder, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.